Exhibit T3D
Issued: 22 August 2017 4:28 PM JUDGMENT/ORDER COURT DETAILS Court Supreme Court of NSW Division Equity List Corporations List Registry Supreme Court Sydney Case number 2017/00122411 TITLE OF PROCEEDINGS First Plaintiff Boart Longyear Limited ACN 123052728 Second Plaintiff Boart Longyear Management Pty Limited Number of Plaintiffs 4 First DATE OF JUDGMENT/ORDER Date made or given 22 August 2017 Date entered 22 August 2017 TERMS OF JUDGMENT/ORDER VERDICT, ORDER OR DIRECTION: Judgment handed down. [2017] NSWSC 1105. Black J makes orders in accordance with the Short Minutes of Order initialled by him and placed in the file. THE COURT ORDERS THAT: 1. Pursuant to section 411(4)(b) and section 411(6) of the Corporations Act 2001 (Cth) (Corporations Act) the schemes of arrangement between the plaintiffs and: (a) the holders of notes under a 10% Senior Secured Notes Indenture dated 27 September 2013 as amended, varied or amended and restated from time to time, the holders of a Term Loan A Securities Agreement dated 22 October 2014 as amended, varied, or amended and restated from time to time and the holders of a Term Loan B Securities Agreement dated 22 October 2014 as amended, varied, or amended and restated from time to time, being the scheme in the form contained in Exhibit P7 (Secured Creditor Scheme); and (b) the holders of notes under a 7% Senior Unsecured Notes Indenture dated 28 March 2011as amended, varied or amended and restated from time to time and certain holders of "subordinate claims" (within the meaning of subsection 563A(2) of the Corporations Act) against the first plaintiff, being the scheme in the form contained in Exhibit P6 (Unsecured Creditor Scheme), (collectively, the Schemes), be and are hereby approved.

2. Pursuant to section 411(12) of the Corporations Act, the plaintiffs be exempted from compliance with section 411(11) of the Corporations Act. THE COURT NOTES THAT: 3. The plaintiffs will rely on the Court's approval of the Schemes for the purposes of qualifying for exemption from the registration requirements of the United States Securities Act of 1933, provided for by section 3(a)(10) of that Act, in connection with the shares, notes and warrants to be issued as part of the implementation of the Schemes. 4. These orders be entered forthwith. Black J makes the following directions: 1. Direct each of the Plaintiffs and the Snowside companies to serve, and send to the Associate to Black J by 4pm, 29 August 2017 their respective submissions as to costs as between the Plaintiffs and the Snowside companies. 2. Direct the Plaintiffs and the Snowside companies to serve and send to the Associate to Black J their respective submissions in reply as to costs as between the Plaintiffs and the Snowside companies by 4pm on 5 September 2017, such submissions to indicate whether an oral hearing is requested. 3. Exhibits and subpoenaed material may be returned forthwith; any exhibits returned must be retained intact by the party or person that produced the material until the expiry of the time to file an appeal, or until any appeal has been determined. Black J notes the following matter: 4. Note the undertaking offered by the Plaintiffs by its Counsel, that no office copy of any of the orders made today under s 411(4)(b) and 411(6) of the Corporations Act 2001 will be lodged with the Australian Securities and Investments Commission before 4pm Sydney time, 22 August 2017. SEAL AND SIGNATURE Signature Chris D'Aeth Capacity Principal Registrar Date 22 August 2017 If this document was issued by means of the Electronic Case Management System (ECM), pursuant to Part 3 of the Uniform Civil Procedure Rules (UCPR), this document is taken to have been signed if the person’s name is printed where his or her signature would otherwise appear. FURTHER DETAILS ABOUT Plaintiff(s) First Plaintiff Name Boart Longyear Limited ACN 123052728

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Second Plaintiff

Name	Boart Longyear Management Pty Limited
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Third Plaintiff

Name	Boart Longyear Australia Pty Limited ACN 000401025
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Fourth Plaintiff

Name	Votraint No. 1609 Pty Limited ACN 119244272
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Legal representative for plaintiffs

Name	James Kelly Marshall
Practicing certificate number	25380
Address	'Ashurst Australia' Level 11 5 Martin Place SYDNEY NSW 2000
DX address	DX 388 Sydney NSW
Telephone	(02) 9258 6508
Fax	9528 6999
Email	James.Marshall@ashurst.com
Electronic service address	James.Marshall@ashurst.com

FURTHER DETAILS ABOUT (s)

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